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                                                                   EXHIBIT 10.10

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement"), is entered into as of the 11th day of January, 1999, by and among quepasa.com, inc., a Nevada corporation (the "Company") and VICTOR ROLDAN ("Roldan").

         WHEREAS, the Company desires to employ Roldan as provided herein; and,

         WHEREAS, Roldan desires to accept such employment,

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. EMPLOYMENT. The Company hereby employs Roldan and Roldan hereby accepts employment with the Company as Vice President - Legal Affairs upon the terms and conditions hereinafter set forth.

         2. DUTIES. Roldan will serve the Company as Vice President - Legal Affairs and will faithfully and diligently perform the services and functions relating to such position or otherwise reasonably incident to such position, provided that all such services and functions will be reasonable and within Roldan's area of expertise. Roldan's specific duties shall include those related to (i) coordinating legal matters, (ii) negotiating contracts with companies commonly known as Univision, Galavision, Telemuendo and Sony, or their subsidiaries or affiliates, and (iii) and such other duties as the Company may reasonably direct. Roldan will, during the term of this Agreement (or any extension thereof), devote his time, attention and skills and best efforts as a full time employee to the promotion of the business of the Company.

         3. TERM. This Agreement and Roldan's employment shall commence on the 11th day of January, 1999, (the "Effective Date") and shall continue for a term of three years ("Initial Term") unless terminated earlier in accordance with this Agreement. The term of this Agreement may be extended by agreement of the Company and Roldan.

         4. COMPENSATION. As compensation for the services rendered to the Company under this Agreement commencing on the Effective Date hereof, Roldan will be paid a base salary of Sixty Thousand dollars ($60,000) per year, payable in accordance with the then current payroll policies of the Company or as otherwise agreed to by the parties (the "Salary"). At any time and from time to time, the Salary may be increased if so determined by the Company's board of directors after a review of Roldan's performance of his duties hereunder.

         5. TERMINATION. This Agreement will terminate upon the occurrence of any of the following events:

         a.       The death of Roldan;

         b.       The "Total Disability" (as hereinafter defined) of Roldan;

         c. Written notice to Roldan from the Company of termination for "Cause" (as hereinafter defined);



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         d.       The voluntary termination of this Agreement by Roldan upon thirty (30) days prior written notice;

         e. The later of three (3) years from the Effective Date of this Agreement or the date to which this Agreement is extended in accordance with Section 3 above; or

         f. Written notice to Roldan from the Company for any reason without "Cause".

         For purposes of Section 5b, the term "Total Disability" means physical or mental disability, or both, determined to be (or reasonably expected to be, based upon then available medical information) of not less than twelve (12) months duration or more. The determination shall rest upon the opinion of the physician regularly attending Roldan. If the Company disagrees with said physician's opinion, the Company may engage at their own expense a physician to examine the Roldan, and Roldan hereby consents to such examination and to waive, if applicable any privilege between the physician and Roldan that may arise as a result of said examination. If after conferring, the two physicians cannot concur on a final opinion, they shall choose a third consulting physician whose opinion shall control. The expense of the third consulting physician shall be borne equally by the Roldan and the Company.

         For purposes of Section 5c, "Cause" means (i) Roldan has failed to substantially perform his duties as reasonably determined by any Officer of the Company or the Board of Directors of the Company, (ii) Roldan engages in poor performance that is not cured within thirty (30) days after counseling by the Company, (iii) Roldan has failed to comply with the reasonable directives and policies of the Board of Directors of the Company or of any Officer of the Company, or (iv) Roldan breaches his fiduciary duty to the Company or commits any dishonest, unethical, fraudulent, or felonious act in respect to Roldan's duties to the Company.

         6. BENEFITS. Roldan shall be entitled to receive any benefits, including health insurance, life insurance, vacation time, etc., which are normal and customary Company benefits for a like position. In addition, for the first six (6) months of the term of this Agreement, the Company shall pay the rental for the current apartment used by Roldan at 200 E. Fillmore, Apartment 219, Phoenix, Arizona 85004. In addition, for four (4) months from the Effective Date, the Company agrees to reimburse Roldan for airfare expense in coach class between Phoenix, Arizona and Santa Barbara, California no more than once per week.

         7. LOAN. The Company will loan to Roldan Five Thousand dollars ($5,000) to be loaned and disbursed on the Effective Date. All amounts loaned will be evidenced by a promissory note with interest at 10% per annum and with all principal and accrued but unpaid interest due one (1) year from the Effective Date if not sooner paid. The Company agrees that if Roldan has been employed by the Company for six continuous months from the Effective Date, 50% of the principal balance and accrued but unpaid interest shall be forgiven and, if Roldan has been employed by the Company for a total of twelve continuous months of employment by the Company, then the remaining principal balance and accrued, but unpaid interest shall be forgiven by the Company and the Note evidencing such loan shall be canceled.

         8. STOCK OPTIONS. Specifically subject to Section 8a and 8b below and contingent upon Roldan being employed by the Company, Roldan shall be granted options to purchase 20,000 shares of the Company's Common Stock exercisable at $1.00 per share (the "Stock Options"), pursuant to and in accordance with the following:


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         (a) If Roldan's employment is terminated for any reason other than "for
Cause" as defined herein, then the unexercised options shall be exercisable for a period of either (i) forty-five (45) days from the termination of Roldan's employment or (ii) the end of the initial term of this Agreement or any extension thereof; whichever period of later.

         (b) If Roldan's employment by the Company is terminated "for Cause" as defined in this Agreement, then all unexercised options granted to Roldan shall immediately terminate and not be exercisable upon notice of Roldan's termination of employment "for Cause."

         9. NON-COMPETITION AND CONFIDENTIALITY.

         a. Non-Competition. Roldan agrees that during the term of this Agreement, Roldan will not (1) enter into any agreement with or directly or indirectly solicit or attempt to solicit any employee or other representatives of the Company (the "Company") for the purpose of causing them to leave the Company to take employment with any other business entity, or (2) compete, directly or indirectly, with the Company in any way and that Roldan will not act as an officer, director, employee, consultant, shareholder, lender or agent of any entity engaged in any business of the same nature as, or in competition with, the business in which the Company is now engaged except for the ownership of less than five percent (5%) of the outstanding capital stock of a publicly traded company. Restrictions regarding competition by Roldan shall only apply to competing businesses or entities that operate in the continental United States.

         b.  Confidentiality.

                  (1) Roldan acknowledges that in Roldan's employment hereunder, Roldan will be making use of, acquiring and adding to the Company's trade secrets and its confidential and proprietary information of a special and unique nature and value relating to such matters as, but not limited to, the Company's business operations, internal structure, financial affairs, programs, software systems, procedures, manuals, confidential reports, lists of clients and prospective clients and sales and marketing methods, as well as the amount, nature and type of services, equipment and methods used and preferred by the Company's clients and the fees paid by such clients, all of which shall be deemed to be confidential information. Roldan acknowledges that such confidential information has been and will continue to be of central importance to the business of the Company and that disclosure of it to or its use by others could cause substantial loss to the Company. In consideration of employment by the Company, Roldan agrees that during the Initial Term and any renewal term of this Agreement and upon and after leaving the employ of the Company for any reason whatsoever, Roldan shall not, for any purpose whatsoever, directly or indirectly, divulge or disclose to any person or entity any of such confidential information which was obtained by Roldan as a result of the Roldan's employment with the Company or any trade secrets of the Company, but shall hold all of the same confidential and inviolate.

                  (2) All contracts, agreements, financial books, records, instruments and documents; client lists; memoranda; data; reports; programs; software, tapes; Rolodexes; telephone and address books; letters; research; card decks; listings; programming; and any other instruments, records or documents relating or pertaining to clients serviced by the Company or Roldan, the services rendered by Roldan, or the business of the Company (collectively, the "Records") shall at all times be and remain the property of the Company. Upon termination of this Agreement and Roldan's employment under this Agreement for any reason whatsoever, Roldan shall return to the Company all Records (whether furnished by the


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Company or prepared by Roldan), and Roldan shall neither make nor retain any copies of any of such Records after such termination.

                  (3) All inventions and other creations, whether or not patentable or copyrightable, and all ideas, reports and other creative works, including, without limitation, computer programs, manuals and related materials, made or conceived in whole or in part by Roldan while employed by the Company and within one year thereafter, which relate in any manner whatsoever to the business, existing or proposed, of the Company or any other business or research or development effort in which the Company or any of its subsidiaries or affiliates engages during Roldan's employment by the Company will be disclosed promptly by Roldan to the Company and shall be the sole and exclusive property of the Company. All copyrightable works created by Roldan and covered by this
Section 9b(3) shall be deemed to be works for hire. Roldan shall cooperate with the Company in patenting or copyrighting all such inventions, ideas, reports and other creative works, shall execute, acknowledge, seal and deliver all documents tendered by the Company to evidence its ownership thereof through the world, and shall cooperate with the Company obtaining, defending and enforcing its rights therein.

         c. Enforceability. In the event of the breach of the covenants contained in this Section 9, it is understood that damages will be difficult to ascertain and the Company may petition a court of law or equity for injunctive relief in addition to any other relief which the Company may have under the law, this Agreement or any other agreement executed in connection herewith. In connection with the bringing of any legal or equitable action for the enforcement of this Agreement, the Company shall be entitled to recover, whether the Company seeks equitable relief, and regardless of what relief is afforded, such reasonable attorneys' fees and expenses as the Company may incur in prosecution of the Company's claim for breach hereof.

         It is hereby agreed that the provisions of this Section 9 are separate and independent from the other provisions of this Agreement, that these provisions are specifically enforceable by the Company notwithstanding any claim by Roldan that the Company has violated or breached this Agreement or any claim that Roldan is entitled to any offset or compensation.

         To induce the Company to enter into this Agreement, Roldan represents and warrants to the Company that Section 9 of this Agreement is enforceable by the Company in accordance with its terms.

         10. WAIVER OF BREACH. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach by any party.

         11. NOTICES. Any notices, consents, demands, request, approvals and other communications to be given under this Agreement by either party to the other will be deemed to have been duly given if given in writing and personally delivered, faxed or if sent by mail, registered or certified, postage prepaid with return receipt requested, as follows:

         If to the Company:               quepasa.com, inc.
                                          One Arizona Center
                                          400 East Van Buren, Suite 545
                                          Phoenix, AZ 85004

         If to Roldan:                    Victor Roldan
                                          200 E. Fillmore, Apt. 219
                                          Phoenix, AZ 85004


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Notices delivered personally will be deemed communicated as of actual receipt, notices by fax shall be deemed delivered when such notices are faxed to recipient's fax number and notices by mail shall be deemed delivered when mailed.

         12. ENTIRE AGREEMENT. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understanding, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

         13. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during this Agreement, such provision will be fully severable and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there will be added automatically, as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         14. GOVERNING LAW. To the extent permitted by applicable law, this Agreement and the rights and obligations of the parties will be governed by and construed and enforced exclusively in accordance with the substantive laws (but not the rules governing conflicts of laws) of the State of Arizona and the State of Arizona shall have exclusive jurisdiction regarding any legal actions relating to this Agreement.

         15. CAPTIONS. The captions in this Agreement are for convenience of reference only and will not limit or otherwise affect any of the terms or provisions hereof.

         16. GENDER AND NUMBER. When the context requires, the gender of all words used herein will include the masculine, feminine and neuter, and the number of all words will include the singular and plural.

         17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                   THE COMPANY:
                                   quepasa.com, inc., a Nevada corporation


                                   By: /s/ Jeffrey Peterson
                                       -----------------------------------------
                                       Jeffrey Peterson, Chief Executive Officer


                                   ROLDAN:

                                       /s/ Victor Roldan
                                       -----------------------------------------
                                       Victor Roldan



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